Exhibit 99.1

FOR IMMEDIATE RELEASE

ANN INC. Updates Outlook for First Quarter 2013

New York, NY, May 9, 2013 – ANN INC. (NYSE: ANN) today announced that, based on weaker-than-anticipated performance, the Company is updating its outlook for the fiscal first quarter of 2013.

Based on preliminary results, the Company’s first quarter outlook, provided on March 8, 2013, is being updated as follows:

•	Total Company net sales are now expected to be $575 million.

•	Total Company comparable sales decreased 0.5% compared with the first quarter of 2012.

•	At Ann Taylor, total brand comparable sales increased 1.9%, reflecting an increase of 6.2% at Ann Taylor, partially offset by a decrease of 5.8% in the Ann Taylor Factory channel.

•	At LOFT, total brand comparable sales decreased 1.9%, reflecting decreases of 0.9% at LOFT and 7.9% at LOFT Outlet.

•	Gross margin rate for the Company is now expected to be 55.8%, reflecting a higher-than-anticipated promotional cadence, primarily at LOFT.

•	Selling, general and administrative expenses are now estimated to be $290 million.

•	The effective tax rate for the first quarter is anticipated to be approximately 38%.

Kay Krill, President and Chief Executive Officer, said, “In light of the unseasonably cold weather this Spring, we were more promotional than planned in order to move through warm weather product categories, particularly at LOFT.

“From a comparable sales standpoint, LOFT’s softer-than-anticipated performance reflected the breadth and depth of its warm-weather offering, combined with a challenging comparison to its strong performance in the first quarter of 2012. Ann Taylor’s performance reflected a more transitional wear-now assortment, which resonated with clients and delivered positive comparable sales growth. In factory outlet centers, soft traffic continued to pressure comps at both Ann Taylor Factory and Loft Outlet stores, although margins remained strong in these channels. Importantly, we entered the second quarter with very clean inventories and are well-positioned with fresh new fashion at both brands.

“Finally, we are pleased to note that sales have improved since late April with the arrival of more seasonable temperatures, resulting in positive comparable sales at both brands,” Ms. Krill said.

Fiscal First Quarter 2013 Conference Call Information

ANN INC. (NYSE: ANN) will release its fiscal first quarter results on Thursday, June 6, 2013. Results will be released over PR Newswire at approximately 8:00 A.M. Eastern Daylight Time. The Company will also host a live conference call and simultaneous audio webcast from 8:30 A.M. to 9:30 A.M. Eastern Daylight Time which will include comments from management and a question and answer session.

Parties interested in participating in this call should dial in at 888-469-3144 five minutes prior to the start time. The conference access code is 8117215. A recording of the call will be available from June 6 through June 14. To hear the recording, please call
866-495-6477. No conference access code is needed for the call recording.

To access the simultaneous webcast of the conference call (a replay of which will be available), please access the Company’s Investor Relations website at http://investor.anninc.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect,” “anticipate,” “plan,” “intend,” “project,” “may,” “believe” and similar expressions. Forward-looking statements also include representations of the expectations or beliefs of the Company concerning future events that involve risks and uncertainties, including:

•	the Company’s ability to anticipate and respond to changing client preferences and fashion trends and provide a balanced assortment of merchandise that satisfies client demands in a timely manner;

•	the effectiveness of the Company’s brand awareness and marketing programs, its ability to maintain the value of its brands and engage new and existing clients;

•	the Company’s ability to manage inventory levels and changes in merchandise mix;

•	the Company’s reliance on key management and its ability to hire, retain and train qualified associates;

•	the Company’s ability to successfully execute brand goals, objectives and new concepts and strategies, including international expansion;

•

the Company’s ability to successfully implement its business transformation initiatives and upgrade and maintain its information systems, including adequate system security controls, successful transitioning of certain information technology functions to third parties and the ability to operate in accordance with its business continuity plan in the event of a disruption;

•	the Company’s ability to secure and protect trademarks and other intellectual property rights;

•

the potential impact of natural disasters and public health concerns, including severe infectious diseases, acts of war or terrorism in the United States or worldwide, particularly on the Company’s foreign sourcing offices and the manufacturing operations of the Company’s vendors;

•	the performance and operation of the Company’s websites and the risks associated with Internet sales;

•

the Company’s reliance on third-party manufacturers and key vendors, including operational risks such as reduced production capacity, errors in complying with merchandise specifications, insufficient quality control and failure to meet production deadlines;

•	the impact of fluctuations in sourcing costs, in particular, increases in the costs of raw materials, labor, fuel and transportation;

•

the Company’s reliance on foreign sources of production and the associated risks of doing business in foreign markets, including fluctuations in the value of the U.S. dollar against foreign currencies, the imposition of duties or other possible trade law or import restrictions, including legislation relating to import quotas, and financial or political instability in any of the countries in which the Company’s merchandise is manufactured;

•	the Company’s ability to successfully manage store growth and optimize the productivity and profitability of its store portfolio;

•	the impact of a privacy breach and the resulting effect on the Company’s business and reputation;

•	the failure by independent manufacturers to comply with the Company’s social compliance program requirements;

•	a significant change in the regulatory environment applicable to the Company’s business and the Company’s ability to comply with legal and regulatory requirements;

•	the effect of general economic conditions on consumer spending and the Company’s liquidity and capital resources;

•	the effect of competitive pressures from other retailers;

•

the Company’s dependence on its Louisville distribution center and third-party distribution facilities and transportation companies, including any significant interruptions due to work stoppages, slowdowns or strikes;

•

the Company’s dependence on shopping malls and other retail centers to attract customers and the impact of potential consolidation of commercial and retail landlords on the Company’s ability to negotiate favorable rental terms;

•	the impact on the Company’s stock price relating to the Company’s level of sales and earnings growth;

•	the Company’s ability to realize its deferred tax assets;

•	the effect of external economic factors on the Company’s future funding obligations for its defined benefit pension plan; and

•	the impact of climate change and extreme or unseasonable weather conditions on the Company’s business.

Further description of these risks and uncertainties and other important factors are set forth in the Company’s latest Annual Report on Form 10-K, including but not limited to Item 1A – Risk Factors and Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations therein, and in the Company’s other filings with the SEC. Although these forward-looking statements reflect the Company’s current expectations concerning future events, actual results may differ materially from current expectations or historical results. The Company does not assume any obligation to publicly update or revise any forward-looking statements at any time for any reason.

About ANN INC.

ANN INC. is the parent Company of Ann Taylor and LOFT, two of the leading women’s specialty retail fashion brands in North America. The Company operated 984 Ann Taylor, Ann Taylor Factory, LOFT and LOFT Outlet stores in 47 states, the District of Columbia, Puerto Rico and Canada as of February 2, 2013. Our Ann Taylor and LOFT brands are available in more than 100 countries worldwide online at AnnTaylor.com and LOFT.com. Visit ANNINC.com for more information (NYSE: ANN).

Investor Contact:	Press Contact:
Judith Lord	Catherine Fisher
Vice President, Investor Relations	Vice President, Corporate Communications
ANN INC.	ANN INC.
212-541-3300 ext. 3598	212-541-3300 ext. 2199